As filed with the Securities and Exchange Commission on August 5,
2005.  Registration No. 333-26775.


                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
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                   Post-Effective Amendment No. 4 to
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                 1933
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                     FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                      59-0573002
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

155 East 21st Street
Jacksonville, Florida                        32206
(Address  of principal executive offices)    (Zip code)
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                     FLORIDA ROCK INDUSTRIES, INC.
                        1996 STOCK OPTION PLAN
                       (Full title of the plan)
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                          John D. Milton, Jr.
    Executive Vice President, Treasurer and Chief Financial Officer
                         155 East 21st Street
                      Jacksonville, Florida 32206
                (Name and address of agent for service)
                             904-355-1781
                (Telephone number, including area code,
                         of agent for service)
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                              Copies to:
                          Daniel B. Nunn, Jr.
                           McGuireWoods LLP
                         50 North Laura Street
                              Suite 3300
                      Jacksonville, Florida 32202
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                    CALCULATION OF REGISTRATION FEE

------------- ------------- -------------- ------------- -------------
Title of      Amount to be  Proposed       Proposed      Amount of
Securities    registered    maximum        aggregate     registration
to be                       offering       offering      fee
registered                  price per unit price

------------- ------------- -------------- ------------- -------------

Common Stock (1)
($.10 par value) 562,500(2)     N/A (3)        N/A(3)         N/A(3)

============= ============= ============== ============= =============

     1. The Registrant previously registered 1,125,000 shares of common stock issuable under the 1996 Stock Option Plan (the "Plan"). The Registrant hereby registers an additional 562,500 shares of its common stock to reflect a three-for-two stock dividend declared on May 4, 2005, payable on July 1, 2005 to shareholders of record on June 15, 2005. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     2. This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

     3. The Registrant previously paid the registration fee in connection with the registration of 500,000 shares of its common stock on May 9, 1997 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-
          26775).   No  additional  fee  is  required  to  be  paid  in
          accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment No. 4 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-26775 on Form S-8 filed with the Securities and Exchange Commission on May 9, 1997, the Post-Effective Amendment No. 1 to the Registration Statement No. 333-26775 filed with the Securities and Exchange Commission on August 24, 2001, the Post-Effective Amendment No. 2 to the Registration Statement No. 333-26775 filed with the Securities and Exchange Commission on January 23, 2004, and the Post-Effective Amendment No. 3 to the Registration Statement No. 333-26775 filed with the Securities and Exchange Commission on March 17, 2004, pursuant to which Florida Rock Industries, Inc. (the "Company") registered 1,125,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), under the 1996 Stock Option Plan and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 6, 2004.

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 4 to the Registrant's Registration Statement is to reflect


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the three-for-two split in the form of a stock dividend (the "Split") of the Registrant's Common Stock effected on July 1, 2005. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement has increased from 1,125,000 shares to 1,687,500 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 5th day of August, 2005.

                     FLORIDA ROCK INDUSTRIES, INC.
                             (Registrant)

                         By:  /s/ John D. Milton, Jr.
      ----------------------------------------------------------
                         John D. Milton, Jr.,
    Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2005.

Signature               Title        Signature                 Title


Edward  L. Baker        Director     Luke E.  Fichthorn,  III  Director

/s/ John D. Milton, Jr.              /s/ John D.  Milton, Jr.
---------------------------------   -----------------------------------
By: John D. Milton, Jr.,             By: John  D. Milton, Jr.,
Attorney-in-Fact                     Attorney-in-fact



John D. Baker II       Director, President
                       and Chief Executive
                       Officer (Principal
                       Executive Officer)

/s/ John D. Milton, Jr.
------------------------------------- ----------------------------------
By:   John D. Milton, Jr.,            John A. Delaney Director
Attorney-in-fact

Thompson S. Baker, II  Director,      J.  Dix  Druce     Director
                       Vice President

/s/  John D. Milton, Jr.              /s/ John D.  Milton, Jr.
-----------------------------------   ----------------------------------
By: John  D. Milton, Jr.,             By:   John  D. Milton, Jr.,
Attorney-in-Fact                      Attorney-in-fact



Wallace A. Patzke, Jr. Vice President, A.R. Carpenter    Director
                       Controller, and
                       Chief Accounting
                       Officer (Principal
                       Accounting Officer)


/s/  John D. Milton, Jr.               /s/ John D.  Milton, Jr.
-------------------------------------  ----------------------------------
By: John D. Milton, Jr.,               By:  John D. Milton, Jr.,
Attorney-in-Fact                       Attorney-in-fact



/s/ John D. Milton, Jr.
-------------------------------------   ----------------------------------
John D. Milton, Jr.   Executive Vice     William P. Foley III     Director
                      President,
                      Treasurer and Chief
                      Financial Officer
                     (Principal Financial
                     Officer) and Director


/s/ Francis X. Knott
-------------------------------------   ----------------------------------
Francis X. Knott        Director        William  H.  Walton  III Director

     Pursuant to the requirements of the Securities Act of 1933, the Florida Rock Industries, Inc. Compensation Committee which administers the 1996 Stock Option Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on August 5, 2005.

                   The Florida Rock Industries, Inc.
                        Compensation Committee

                         /s/ Francis X. Knott
                    ---------------------------------
                         Name: Francis X. Knott
                         Title: Chairman


                             EXHIBIT INDEX

3.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

3.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

3.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

3.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

3.2(a) Restated  Bylaws  (incorporated by  reference  from  Exhibit
       3(ii)(a)  to the Company's Form 10-K for the year ended  September
       30, 1993).

3.2(b) Amendment  to  Restated  Bylaws  adopted  October  5,  1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

3.2(c) Amendment  to  Restated  Bylaws  adopted  February  4,  1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.2(d) Amendment  to  the Bylaws of Florida Rock  Industries,  Inc.
       adopted December 5, 2001 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended December 31,
       2001).

3.2(e) Amendment to Bylaws of Florida Rock Industries, Inc. adopted
       May 5, 2004 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended June 30, 2004).

4.1 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.2 Florida Rock Industries, Inc. 1996 Stock Option Plan (incorporated by reference from Exhibit 99.1 to the Registrant's Post-Effective Amendment No. 1 to Form S-8 filed on August 24, 2001, Registration Statement No. 333-26775).

5.1  Opinion of Counsel.

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2 Consent of Counsel (included in Opinion attached as Exhibit 5).

24.1 Special Power of Attorney (incorporated by reference to Exhibit 24 to the Registrant's Post-Effective Amendment No. 2 on Form S-8 filed on January 23, 2004, Registration Statement No. 333-26775).


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